UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2025

Commission file number 001-39531

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 21st Street, Suite 300, Vero Beach, FL 32960
(Address of Principal Executive Offices, Including Zip Code)

(772) 453-2899
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

On June 17, 2025, Processa Pharmaceuticals, Inc. (the “Company”) entered into a Binding Term Sheet (the “Term Sheet”) with Intact Therapeutics. (“Intact”), granting Intact the exclusive option to license PCS12852, a highly specific and potent 5HT4 agonist that is Phase 2B ready as potentially the first meaningful treatment for diabetic gastroparesis patients.

Upon execution of the Term Sheet, the Company received a non-refundable standstill payment of $20,000 and upon execution of a license agreement, the Company will receive a 3.5% equity interest in Intact and a payment of $2.5 million, with $1.0 million paid within thirty days of closing and the remaining $1.5 million paid within twelve months of closing. The Term Sheet also provides that the license agreement will provide for development and regulatory milestone payments, commercial milestone payments based on net product sales and a 12% royalty on worldwide net sales of licensed products, excluding South Korea.

The obligations of the parties to enter into the license agreement are subject to additional diligence by Intact, the negotiation and execution of a license agreement and other conditions including an amendment of the Company’s license agreement with Yuhan Corporation. Pursuant to the Term Sheet, the parties have one hundred and twenty (120) days to finish any remaining due diligence and enter into the license agreement, which period may be extended for an additional one hundred and twenty days for an additional fee of $30,000. There can be no assurance that the Company and Intact will enter into a definitive license agreement or that Yuhan Corporation will agree to amend the license agreement with the Company.

In connection with the entry into the Term Sheet, the Company plans to enter into Amendment No. 1 to the License Agreement dated August 19, 2020 with Yuhan Corporation (the “Amendment”), pursuant to which we acquired an exclusive license to develop, manufacture and commercialize PCS12852 globally, excluding South Korea. Pursuant to the Amendment, the licensor will extend the time frame during which the Company is required to dose a first patient with a product in a Phase 2B clinical trial. In addition, the Amendment will increase the sublicense payment percentage to 60% for sublicenses prior to a Phase 2B clinical trial, 50% after a Phase 2B clinical trial and 40% after a Phase 3 clinical trial.

The above summary of the Binding Term Sheet above is not complete and is subject to the full terms and conditions of the agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 17, 2025, the Company issued a press release announcing the entry into a Binding Sublicense Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Binding Term Sheet by and between Processa Pharmaceuticals and Intact Therapeutics
99.1	Press Release dated June 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 17, 2025.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ George Ng
George Ng
Chief Executive Officer